UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

ACRES Commercial Realty Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 RXR Plaza
Uniondale, New York		11556
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 535-0015

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2025, ACRES Commercial Realty Corp. (the “Company”) entered into guaranties related to a $62 million construction loan and an $11 million bridge loan made to a borrower that is held by a joint venture in which the Company has a 90% membership interest. Pursuant to the Guaranty of Completion, executed September 12, 2025, by Adam Friedberg, Anthony Hrusovsky, Peter Koch and the Company (collectively, the “Guarantors”) for the benefit of DL RCF I Loan Holdings, LLC and DL RCF I Loan Holdings (Evergreen), LLC (collectively, the “Lender”), the Guarantors guarantee to the Lender, the Borrower’s obligation to commence, construct, develop and complete the construction project in a good and workmanlike manner in accordance with the terms and conditions of the Loan Agreement, dated September 12, 2005 by and among the Borrower, DL RCF I Loan Holdings, LLC (the “Agent”) and the Lender (the “Loan Agreement”) and to perform all other work contemplated or required to be completed pursuant to the loan documentation through final completion.

On September 12, 2025, the Guarantors also entered into a Guaranty of Retail Space to guarantee the payment and performance of all of the obligations for the payment of debt and the performance of the obligations under the Loan Agreement and a Guaranty of Recourse Obligations to guarantee the payment and performance of the certain liabilities (“bad boy”) and payment obligations set forth in the Loan Agreement and agree to be liable for the guaranteed obligations as a primary obligor. Also on September 12, 2025, the Guarantors entered into the Guaranty of Interest and Carry Costs to guarantee the payment and performance of the Borrower’s obligation to timely pay all Carry Costs and Debt Service and its obligation to make deposits into the Carry Cost Account (each as defined in the agreement) in accordance with the Loan Agreement, and all interest due to the Bridge Lender and/or preferred return due to HTC Investor pursuant to the Master Tenant Operating Agreement. The Guarantors also unconditionally covenant and agree to be liable for these guaranteed obligations as a primary obligor. Additionally, the Guarantors with the Borrower also entered into an Environmental Indemnity Agreement jointly and severally in favor of the Lender and Agent whereby the Guarantors serving as Indemnitors provided environmental representations and warranties, covenants and indemnification.

In connection with the $10.9 million bridge loan from Hoyne Savings Bank (“Bridge Lender”) to Borrower, the Company entered into the Repayment and Completion Guaranty on September 25, 2025, in favor of Bridge Lender subject to the Bridge Loan Agreement between Borrower and Bridge Lender (the “Bridge Loan Agreement”) to guarantee the prompt payment of all indebtedness under the Bridge Loan Agreement and the prompt performance of all other covenants, obligations and agreements of Borrower under the Bridge Loan Agreement, including but not limited to, construction of the improvements and completion before the completion date and material compliance with all environmental covenants and indemnities set forth in the Bridge Loan Agreement.

The foregoing description of the Guaranty of Completion, the Guaranty of Retail Space, the Guaranty of Recourse Obligations, the Environmental Indemnity Agreement and the Repayment and Completion Guaranty are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Guaranty of Completion, executed September 12, 2025 by Adam Friedberg, Anthony Hrusovsky, Peter Koch and ACRES Commercial Realty Corp. for the benefit of DL RCF I Loan Holdings, LLC
10.2	Guaranty of Retail Space, executed September 12, 2025 by Adam Friedberg, Anthony Hrusovsky, Peter Koch and ACRES Commercial Realty Corp. for the benefit of DL RCF I Loan Holdings, LLC
10.3	Guaranty of Recourse Obligations, executed September 12, 2025 by Adam Friedberg, Anthony Hrusovsky, Peter Koch and ACRES Commercial Realty Corp. for the benefit of DL RCF I Loan Holdings, LLC
10.4	Guaranty of Interest and Carry Costs, executed September 12, 2025 by Adam Friedberg, Anthony Hrusovsky, Peter Koch and ACRES Commercial Realty Corp. for the benefit of DL RCF I Loan Holdings, LLC
10.5

Environmental Indemnity Agreement, dated September 12, 2025 by 65 E. Wacker Holdings II, LLC, Adam Friedberg, Anthony Hrusovsky, Peter Koch and ACRES Commercial Realty Corp. in favor of DL RCF I Loan Holdings, LLC

10.6	Repayment and Completion Guaranty, dated September 12, 2025 by ACRES Commercial Realty Corp. in favor of Hoyne Savings Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	September 18, 2025	By:	/s/ Eldron Blackwell
Eldron Blackwell Senior Vice President and Chief Financial Officer